Exhibit 4.2

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1                         Document Number
Carson City, Nevada 89701-4299                         20080495744-43
(775) 684-5708                                         Filed Date and Time
Website: www.nvsos.gov                                 07/25/2008 4:18 PM
                                                       Entity Number C14364-2004

               AMENDMENT TO                            Filed in the office of
        CERTIFICATE OF DESIGNATION                     /s/ Ross Miller
     AFTER ISSUANCE OF CLASS OR SERIES                 Ross Miller
          (PURSUANT TO NRS 78.1955)                    Secretary of State
                                                       State of Nevada

     USE BLACK INK ONLY-DO NOT HIGHLIGHT ABOVE SPACE IS FOR OFFICE USE ONLY

             CERTIFICATE OF AMENDMENT TO CERTIFICATE OF DESIGNATION
                         FOR NEVADA PROFIT CORPORATIONS
          (PURSUANT TO NRS 78.1955 - AFTER ISSUANCE OF CLASS OR SERIES)

1.   Name of corporation:

     International Building Technologies Group, Inc.

2.   STOCKHOLDER APPROVAL PURSUANT TO STATUTE HAS BEEN OBTAINED.

3.   THE CLASS OR SERIES OF STOCK BEING AMENDED:

     Series E Preferred Stock

4. BY A RESOLUTION ADOPTED BY THE BOARD OF DIRECTORS, THE CERTIFICATE OF DESIGNATION IS BEING AMENDED AS FOLLOWS OR THE NEW CLASS OR SERIES IS:

     Everything remain the same with the following changes:

     *    Series E preferred stock shall be amended to consist of 50,000 shares.

     *    First paragraph of Section 4 amended to say the following:

     Conversion of Series E Preferred Stock. At any after issuance (the "Conversion Right Date"), the holder of shares of the Series E Preferred Stock shall have the right, (Please see Attachment A)

EFFECTIVE DATE OF FILING (OPTIONAL):
(MUST NOT BE LATER THAN 90 DAYS AFTER THE CERTIFICATE IS FILED)

4.   SIGNATURE (REQUIRED):                                     /s/ Kenneth Yeung
                                                            SIGNATURE OF OFFICER

FILING FEE: $175.00
IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.
                         Nevada Secretary of State NRS Amend Designation - After
                                                                 Revised: 7-1-08

ATTACHMENT A:

                 International Building Technologies Group, Inc.

             Certificate of Amendment to Certificate of Designation

                         For Nevada Profit Corporations

           (Pursuant to NRS 78.1955-After Issuance of Class or Series)

Everything to remain the same with the following changes:

*    Series E preferred stock shall be amended to consist of 50,000 shares.

*    First paragraph of Section 4 amended to say the following:

     * CONVERSION OF SERIES E PREFERRED STOCK. At any after issuance (the "Conversion Right Date"), the holder of shares of the Series E Preferred Stock shall have the right, at such holder's option, to convert any number of shares of the Series E Preferred Stock into shares of the Common Stock. Such right to convert shall commence as of the Conversion Right Date and shall continue thereafter for a period of 10 years, such period ending on the 10th anniversary of the Conversion Right Date. In the event that the holder of the Series E Preferred Stock elects to convert such shares into Common Stock, the holder shall have 60 days from the date of such notice in which to tender his shares of Series E Preferred Stock to the Company. Any such term shall be upon the other following terms and conditions:

*    Section 4a.iv. amended to say the following:

     * "MARKET PRICE" means, with respect to any security for any period, that price which shall be computed as the arithmetic average of the lowest three Closing Sale Prices for such security during the 20 consecutive trading days immediately preceding such date of determination. (All such determinations to be appropriately adjusted for any stock dividend, stock split or other similar transaction during such period).